                                                                   EXHIBIT 10.57


================================================================================



TRANSIT DEBTOR-IN-POSSESSION BOND FACILITY

Dated as of October 5, 2001


among


RAILWORKS CORPORATION,
a Debtor and Debtor-in-Possession


as Borrower and Indemnitor,



TRAVELERS CASUALTY & SURETY COMPANY OF AMERICA,

and

CERTAIN SUBSIDIARIES OF THE BORROWER,
as Debtors and Debtors-in-Possession,


as Indemnitors.



================================================================================

TABLE OF CONTENTS

                                                                   PAGE


ARTICLE I DEFINITIONS............................................
         Section 1.01

ARTICLE II THE BONDS.............................................
         Section 2.01

ARTICLE III CONDITIONS...........................................
         Section 3.01

ARTICLE IV REPRESENTATIONS AND WARRANTIES........................
         Section 4.01

ARTICLE V AFFIRMATIVE COVENANTS..................................
         Section 5.01

ARTICLE VI NEGATIVE COVENANTS....................................
         Section 6.01

ARTICLE VII EVENTS OF DEFAULT....................................
         Section 7.01

ARTICLE VIII GUARANTY............................................
         Section 8.01

ARTICLE IX MISCELLANEOUS.........................................
         Section 9.01

SCHEDULES
Schedule 4.02    Adverse Changes and Restricted Payments Since December 31, 2000
Schedule 4.11(a) List of Subsidiaries
Schedule 4.11(b) List of Indemnitors
Schedule 4.14    List of Bank Accounts
Schedule 5.09    List of Non-Wholly-Owned Subsidiaries

         This TRANSIT DEBTOR-IN-POSSESSION BOND FACILITY, dated as of October 5, 2001, is entered into by and among RAILWORKS CORPORATION, a Delaware corporation, as a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code (as hereinafter defined) (the "Borrower"), TRAVELERS CASUALTY & SURETY COMPANY OF AMERICA (together with any surety or co-surety that may participate in the issuance, payment, or performance of any Bond (as hereinafter defined) or obligation arising under any Bond issued pursuant to this facility, "Travelers"), and the other Indemnitors (as hereinafter defined).


W I T N E S S E T H

         WHEREAS, on September 20, 2001 (the "Filing Date"), the Borrower and its Domestic Subsidiaries (as hereinafter defined) each filed a voluntary petition for relief (collectively, the "Bankruptcy Cases") under Chapter 11 of the Bankruptcy Code (as hereinafter defined) with the United States Bankruptcy Court for the District of Maryland (Baltimore Division) (the "Bankruptcy Court"); and

         WHEREAS, the Indemnitors continue to operate their businesses pursuant to Sections 1107 and 1108 of the Bankruptcy Code; and

         WHEREAS, the Indemnitors have an immediate need for Bonds to continue to operate their businesses and the Indemnitors have been unable to obtain Bonds from any other source sufficient to continue their business operations on an unsecured basis; and

         WHEREAS, the Borrower has requested that Travelers issue Bonds on behalf of one or more of the Indemnitors through a post-petition bond facility permitting the issuance of Bonds in an aggregate penal sum of up to $100,000,000; and

         WHEREAS, the Indemnitors have agreed to secure the performance of their obligations to Travelers under this Agreement and under any Bond issued pursuant to this Agreement by issuing to Travelers with respect to each such Bond a letter of credit or cash collateral in an amount equal to 40% of the penal sum of such Bond as security for such Bond, and by further granting to Travelers with respect to any Indemnitor's obligations under the Bonds to Travelers the administrative priority provided in Section 364(c)(1) of the Bankruptcy Code; and

         WHEREAS, pursuant to Section 364(c)(1) of the Bankruptcy Code, the Indemnitors agree and acknowledge that their obligations arising hereunder and under any Bond issued pursuant to this Agreement shall constitute allowed administrative expense claims in their respective Bankruptcy Cases, having priority over all administrative expenses of the kind specified in Sections 503(b) and 507(b) of the Bankruptcy Code; and

         WHEREAS, Travelers has indicated its willingness to issue Bonds on behalf of the Indemnitors on the terms and conditions of this Agreement; and

         WHEREAS, on the date hereof, the Borrower, the guarantors from time to time as parties thereto, the lenders named therein (the "Bank Lenders") and Bank of America, N.A., as administrative agent, are entering into that certain Debtor-In-Possession Financing Agreement (as in effect on the date hereof, the "TP&S Revolving Credit Agreement"), pursuant to which, among other things, the Bank Lenders shall provide a secured super-priority revolving credit facility to the Borrower in an aggregate principal amount not to exceed $35,000,000, for the purposes specified therein; and

         WHEREAS, on the date hereof, the Indemnitors, the lender parties named therein, and CSFB Global Opportunities Advisers, LLC ("CSFBGOA") are entering into that certain Debtor-In-Possession Transit Revolving Credit Agreement (as in effect on the date hereof, the "Transit Credit Agreement"), pursuant to which, among other things, the Transit Lenders (as defined herein) shall provide a secured super-priority credit facility to the Borrower in an aggregate principal amount not to exceed $30,000,000, for the purposes specified therein; and

         WHEREAS, on the date hereof, the Borrower, the lenders from time to time party thereto (the "Bond Support Lenders"), the guarantors from time to time party thereto, any issuer of letters of credit party thereto, and CSFBGOA, as administrative agent, are entering into that certain Debtor-in-Possession Bond Support Credit

Agreement (as in effect on the date hereof, the "Bond Support Credit Agreement"), pursuant to which, among other things, the Bond Support Lenders shall provide a secured super-priority (a) term loan facility and (b) letter of credit facility, in an aggregate principal amount of up to $40,000,000 for the purposes specified therein;

         NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Item 51.

DEFINITIONS

     (a) Definitions. As used in this Agreement, the following terms shall have the meanings specified below unless the context otherwise requires:

         "Acceptable Letters of Credit" has the meaning specified in Section
2.02.

         "Acquisition" means any transaction in which the Borrower or any Indemnitor directly or indirectly (a) acquires any Property with which an ongoing business is conducted or is to be conducted, (b) acquires all or substantially all of the assets of any Person or division thereof, whether through a purchase of assets, merger or otherwise, (c) acquires (in one transaction or as the most recent transaction in a series of transactions) control of at least a majority of the Voting Stock of a corporation, other than the acquisition of Voting Stock of a wholly-owned Subsidiary solely in connection with the organization and capitalization of that Subsidiary by the Borrower or a Domestic Subsidiary, or (d) acquires control of more than 50% ownership interest in any Person.

         "Administrative Agent" means CSFBGOA as administrative agent pursuant to the Transit Credit Agreement and any successor thereto.

         "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agreement" means this Transit Debtor-in-Possession Bond Facility as the same may be amended, supplemented, restated or otherwise modified from time to time with the consent of Travelers as provided herein.

         "Availability Period" means the period from the Closing Date to the earlier of (i) the Business Day immediately preceding the Maturity Date, or (ii) the date on which Travelers terminates the issuance of any further Bonds in accordance with the provisions of this Agreement.

         "Bank Administrative Agent" means the administrative agent under the TP&S Revolving Credit Agreement and any successor thereto.

         "Bank Lenders" has the meaning specified in the recitals hereto.

         "Bankruptcy Cases" has the meaning specified in the recitals hereto.

         "Bankruptcy Code" means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

         "Bankruptcy Court" has the meaning specified in the recitals hereto.

         "Bond" means any contractual obligation which may be undertaken by Travelers pursuant to this Agreement on behalf of or at the request of any Indemnitor, including renewals and extensions.

         "Bonded Receivable" means any and all amounts payable in connection with jobs bonded by Travelers.

         "Bond Support Administrative Agent" means the administrative agent under the Bond Support Credit Agreement and any successor thereto.

         "Bond Support Credit Agreement" has the meaning specified in the recitals hereto.

         "Bond Support Lenders" has the meaning specified in the recitals hereto.

         "Borrower" has the meaning specified in the preamble hereto.

         "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in Baltimore, Maryland or New York, New York are authorized or required by law to close.

         "Businesses" has the meaning specified in Section 4.13.

         "Capital Lease" means, as applied to any Person, any lease of any Property by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

         "Capital Lease Obligation" means the capital lease obligations relating to a Capital Lease determined in accordance with GAAP.

         "Capital Stock" means (a) in the case of a corporation, capital stock,
(b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Carve-Out" has the meaning specified in the definition of Permitted Liens.

         "Cash Equivalents" means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) U.S. Dollar denominated time deposits and certificates of deposit of any domestic commercial bank of recognized standing (i) having capital and surplus in excess of $500,000,000 and
(ii) whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition, (d) repurchase agreements entered into by a Person with a bank or trust company or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations, (e) obligations of any State of the United States or any political subdivision thereof, the interest with respect to which is exempt from federal income taxation under Section 103 of the Internal Revenue Code, having a long term rating of at least AA- or Aa-3 by S&P or Moody's, respectively, and maturing within three years from the date of acquisition thereof, (f) Investments in municipal auction preferred stock (i) rated AAA (or the equivalent thereof) or better by S&P or Aaa (or the equivalent thereof) or better by Moody's and (ii) with dividends that reset at least once every 365 days, (g) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $100,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through (f), and (h) other Investments deemed to be cash equivalents in accordance with GAAP.

         "Cass County Contract" means that certain agreement, dated as of September 21, 1999, by and among Neosho Construction Company, Incorporated and the Texas Department of Transportation, Cass County, which has been bonded by Reliance (Travelers), bond number B2968607 and which has an estimated loss of $1,132,000 as determined by the Borrower's management.

         "Change of Control" means the occurrence of either of the following events: (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Borrower, a corporation owned directly or indirectly by the stockholders of the Borrower or any of their respective Affiliates, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Borrower representing 50% or more of the total voting power represented by the Borrower's then outstanding securities that vote generally in the election of directors; or
(b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Borrower's Board of Directors and any new directors whose election by the Borrower's Board of Directors or nomination for election by the Borrower's stockholders was approved by a vote or a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Borrower's Board of Directors.

         "Claims" has the meaning set forth in Section 2.04.

         "Closing Date" means the date on which the conditions specified in Sections 3.01 are satisfied (or waived by Travelers in its sole discretion).

         "Collateral" means the Property subject to the security interests and liens granted to the Administrative Agent under the Transit Credit Agreement and the Bond Support Lenders under the Bond Support Agreement.

         "Consolidated Group" means the Borrower and its consolidated subsidiaries as determined in accordance with GAAP.

         "Contract" means an agreement of any Indemnitor or other Subsidiary of the Borrower for which Travelers executes a surety bond, procures a surety bond, or has guaranteed performance, whether issued or guaranteed by Travelers pursuant to this Agreement or issued, administered, or guaranteed by Travelers prior to the Closing Date.

         "Contractual Obligation" means, as to any Person, any obligation of such Person or any material agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

         "Credit Facilities" has the meaning specified in Section 3.01.

         "CSFBGOA" has the meaning specified in the recitals hereto.

         "Default" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

         "DIP Financing Order" means the Interim DIP Financing Order or the Final DIP Financing Order, as applicable.

         "Divestiture" means any transaction by which the Borrower or any other Indemnitor sells, leases, transfers or otherwise disposes of (a) any Property; or (b) the Capital Stock of any of its Subsidiaries, in each case other than (x) the sale of inventory in the ordinary course of business, (y) the sale, lease, transfer or other disposition of plant, property and equipment which is no longer used or useful in the business of an Indemnitor, and (z) sales, leases, transfers or other dispositions of Property or capital stock of a Subsidiary by one Indemnitor to another Indemnitor.

         "Dollars" and "$" means dollars in lawful currency of the United States of America.

         "Domestic Subsidiary" means any Subsidiary which is incorporated or organized under the laws of any State of the United States or the District of Columbia.

         "Environmental Laws" means any and all lawful and applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

         "Equity Transaction" means, with respect to any Indemnitor, any issuance of shares of its Capital Stock, other than (a) an issuance by an Indemnitor to the Borrower or another Indemnitor, (b) an issuance in connection with a conversion of debt securities to equity, (c) an issuance in connection with the exercise by a present or former employee, officer or director under a stock incentive plan, stock option plan or other equity-based compensation plan or arrangement, and (d) an issuance needed to qualify directors under applicable law.

         "Event of Default" has the meaning specified in Section 7.01.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Facilities" has the meaning specified in Section 4.12.

         "Filing Date" has the meaning specified in the recitals hereto.

         "Final DIP Financing Order" means the final order entered by the Bankruptcy Court authorizing and approving the Credit Facilities and in each case the transactions contemplated thereby, which shall include, without limitation, the provisions required to be included in the Interim DIP Financing Order hereunder and otherwise be in form and substance satisfactory to Travelers.

         "First Day Orders" means all orders entered by the Bankruptcy Court on the Petition Date, or within ten days of the Petition Date, or based on motions filed on the Petition Date.

         "Foreign Subsidiary" means a Subsidiary of the Borrower that is not a Domestic Subsidiary.

         "GAAP" means generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of Section 1.03.

         "Governmental Authority" means any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

         "Indebtedness" means, with respect to any Person, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (e) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, provided that for purposes hereof the amount of such Indebtedness shall be limited to the greater of (i) the amount of such Indebtedness as to which there is recourse to such Person and (ii) the fair market value of the Property which is subject to the Lien, (g) all Support Obligations of such Person, (h) the principal portion of all obligations of such Person under Capital Leases, (i) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements, (j) the maximum amount of all standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (k) all preferred stock issued by such Person and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date, (l) the outstanding attributed principal amount under any Securitization Transaction and (m) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product to which such Person is a party, where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, but only to the extent to which there is recourse to such Person for payment of such Indebtedness.

         "Indemnitor" means the Borrower and each of its Domestic Subsidiaries that is a signatory hereto or that may become bound hereby as provided herein.

         "Initial Transit Budget" has the meaning specified in Section 5.01.

         "Intellectual Property" means all Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses, as each of those terms are defined in the Security Agreement (as defined in the Transit Credit Agreement).

         "Interim DIP Financing Order" means the interim order entered by the Bankruptcy Court authorizing and approving, subject to the approval of the Final DIP Financing Order, the Financing Agreements (as defined in the Transit Credit Agreement), this Agreement, and the transactions contemplated hereby, which order shall be in the form attached hereto as Exhibit A.

         "Interim Period" means the period commencing on the date of entry of the Interim DIP Financing Order and ending on the earlier of (i) 45 days thereafter and (ii) the date of entry of the Final DIP Financing Order by the Bankruptcy Court.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time. References to sections of the Internal Revenue Code shall be construed also to refer to any successor sections.

         "Investment" in any Person, means any loan or advance to such Person, any purchase or other acquisition of any Capital Stock, warrants, rights, options, obligations or other securities of, or equity interest in, such Person, any capital contribution to such Person or any other investment in such Person, including, without limitation, any Support Obligation incurred for the benefit of such Person.

         "Joinder Agreement" means a joinder agreement in form reasonably satisfactory to Travelers executed and delivered by a Domestic Subsidiary which is a member of the Transit Group in accordance with the provisions of this Agreement.

         "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof).

         "Management Fee" has the meaning specified in Section 2.07.

         "Material Adverse Effect" means a material adverse effect on (a) the condition (financial or otherwise), operations, business, prospects, assets or liabilities of an Indemnitor, the Transit Group, or the Consolidated Group taken as a whole, (b) the ability of the Indemnitors taken as a whole to perform any obligation under this Agreement, (c) the legality, validity or enforceability of this Agreement or any Bond, (d) the rights and remedies of Travelers under this Agreement, the Interim DIP Financing Order and the Final DIP Financing Order.

         "Material Pleading" means (i) a plan of reorganization or disclosure statement and any pleading relating thereto, (ii) any pleading regarding the sale, lease, or other disposition of any materials asset of any member of the Consolidated Group, including any Foreign Subsidiary, (iii) any pleading that involves any issue that would impair, or would have the effect of impairing, the Borrower's or any Indemnitor's ability to repay or honor its obligations arising hereunder, under any Bond, or under the Interim DIP Financing Order, (iv) any pleading seeking approval of any "debtor-in-possession financing" (other than the financing contemplated by this Agreement) that does not on or before the Maturity Date (or such other time as Travelers and the Borrower may agree) provide for the obligations arising hereunder or under any surety bond issued or administered by Travelers to be collateralized or otherwise assured of satisfaction or payment in an amount and manner acceptable to Travelers, (v) any pleading relating to the appointment of a trustee or examiner, (vi) any pleading regarding the dismissal or conversion of any of the Bankruptcy Cases, (vii) any pleading adversely affecting any obligation bonded by Travelers, and (viii) any similar pleading adversely affecting the operations of the Indemnitors or the material interests of Travelers.

         "Materials of Environmental Concern" means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Laws, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

         "Maturity Date" means the earliest to occur of (a) September 30, 2002,
(b) the effective date of any plan of reorganization of any member of the Transit Group and (c) the sale of the Transit Group or the sale of all or substantially all of the Transit Group's Property.

         "Moody's" means Moody's Investors Service, Inc., or any successor or assignee of the business of such company in the business of rating securities.

         "Operating Lease" means, as applied to any Person, any lease (including, without limitation, leases which may be terminated by the lessee at any time) of any Property which is not a Capital Lease other than any such lease in which that Person is the lessor.

         "Permitted Investments" means Investments which are (a) Investments that are approved by the Bankruptcy Court; (b) cash and Cash Equivalents; (c) accounts receivable created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (d) Investments consisting of stock, obligations, securities or other property received in settlement of accounts receivable (created in the ordinary course of business) from obligors; (e) Support Obligations permitted by Section 6.01; (f) Investments existing on the Filing Date made by the Borrower or any other Indemnitor in or to its Subsidiaries; and (g) Investments by the Borrower or any other Indemnitor in and to another Indemnitor.

         "Permitted Liens" means:

         (a) Liens in favor of the Pre-Petition Agents and the Pre-Petition Lenders in connection with the Pre-Petition Credit Facility, and any adequate protection liens therefor granted pursuant to the Interim DIP Financing Order and the Final DIP Financing Order; provided, however, that any adequate protection liens shall be junior to (i) any right of subrogation that Travelers may have, (ii) any right Travelers may have with respect to any Surplus on any bonded Contract in the Transit Group, including any Contract transferred to the Transit Group as a Specified Contract, (iii) Travelers' super-priority administrative claims against the members of the Transit Group under Section 364(c)(1) of the Bankruptcy Code, and (iv) the lien rights of any beneficiary of a bond that Travelers has issued or administered, whether pursuant to this Agreement or prior to the Closing Date, that is or would be senior to the Liens in favor of the Pre-Petition Lenders in the absence of any such adequate protection lien, except as Travelers may otherwise agree;

         (b) any Lien securing the payment of professional fees, court fees, and the fees of the United States Trustee as permitted pursuant to the DIP Financing Orders and the Credit Facilities (the "Carve-Out");

         (c) Liens relating to periods or arising after the Filing Date (other than Liens created or imposed under ERISA) for taxes, assessments, or governmental charges or levies not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

         (d) Liens in respect of Property imposed by law arising in the ordinary course of business such as materialmen's, mechanics', warehousemen's, carriers', suppliers', landlords', and other like Liens provided that (i) for any such Liens arising before the Filing Date, the enforcement and collection of such Liens is stayed by section 362 of the Bankruptcy Code, and (ii) for any such Liens arising after the Filing Date, such Liens secure only amounts not overdue for a period of more than 30 days or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

         (e) Liens (other than Liens created or imposed under ERISA) consisting of deposits made by the Borrower and the other Indemnitors in the ordinary course of business in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance, social security and other similar laws, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

         (f) Liens in connection with attachments or judgments (including judgment or appeal bonds) provided that the judgments secured shall, within 30 days after the entry thereof, have been discharged or execution thereof stayed, or shall have been discharged within 30 days after the expiration of any such stay;

         (g) easements, rights-of-way, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use or value of the encumbered Property for its intended purposes;

         (h) Liens securing purchase money Indebtedness (including Capital Leases) to the extent permitted hereunder provided that any such Lien attaches only to the Property financed and such Lien attaches thereto concurrently with or within 90 days after the acquisition thereof in connection with the purchase money transactions;

         (i) leases or subleases granted to others not interfering in any material respect with the business of the Borrower or any Subsidiary;

         (j) any interest of title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases permitted by this Agreement;

         (k) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

         (l) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 6.05;

         (m) normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions provided, however, that any setoff right held by the Pre-Petition Lenders or other Person with respect to any assets of the Transit Group shall be junior to (i) any right of subrogation that Travelers may have, (ii) any right Travelers may have with respect to any Surplus on any bonded Contract in the Transit Group, including any Contract transferred to the Transit Group as a Specified Contract, (iii) Travelers' super-priority administrative claims against the members of the Transit Group under Section 364(c)(1) of the Bankruptcy Code, and (iv) the lien rights of any beneficiary of a bond that Travelers has issued or administered, whether pursuant to this Agreement or prior to the Closing Date, that would ordinarily be senior to a right of setoff under applicable nonbankruptcy law;

         (n) Liens in respect of Indebtedness permitted under Section 6.01(g), limited solely to sums payable under the policy or policies to which such Indebtedness relates;

         (o) Liens on the Capital Stock of any Foreign Subsidiary (other than any Capital Stock owned by the Borrower or any Guarantor) securing Indebtedness of Foreign Subsidiaries;

         (p) Liens existing as of the Filing Date; provided that no such Lien shall at any time be extended to or cover any Property other than the Property subject thereto on the Closing Date or to secure any Indebtedness other than that secured on the Filing Date;

         (q) Liens in favor of Travelers;

         (r) Liens in favor of the Administrative Agent, the Transit Lenders, the Bond Support Administrative Agent, and the Bond Support Lenders provided that any such Liens (i) shall not impair any right of subrogation that Travelers may have, (ii) with respect to any receivable on any Contract subject to a bond issued or administered by Travelers, shall attach and be senior only to any right Travelers may have with respect to any Surplus on any such bonded Contract, including any Contract transferred to the Transit Group as a Specified Contract, and (iii) shall not be senior to any lien rights of any beneficiary of a bond that Travelers has issued or administered, whether pursuant to this Agreement or prior to the Closing Date, as to which Travelers may have an interest pursuant to its right of subrogation.

         "Person" means any individual, partnership, joint venture on whose behalf, at any time, Bonds have been issued and are outstanding, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated) or any Governmental Authority.

         "Pre-Petition Agents" means the administrative agent and the collateral agent under the Pre-Petition Credit Agreement and the documents related thereto.

         "Pre-Petition Credit Agreement" means that certain Credit Agreement, dated as of April 28, 2000, as amended, by and among the Borrower, the guarantor parties thereto, the lenders identified therein and Bank of America, N.A. as administrative agent.

         "Pre-Petition Lenders" means the lenders party to the Pre-Petition Credit Agreement.

         "Prime Rate" has the meaning specified in the Transit Credit Agreement.

         "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Materials of Environmental Concern).

         "Requirement of Law" means, as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property is subject.

         "Responsible Officer" means the Chief Executive Officer, the Chief Financial Officer, the Controller, the Chief Operating Officer, the Chief Accounting Officer and the Treasurer of the Borrower.

         "Restricted Payment" by any Person means (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of such Person now or hereafter outstanding, except (i) a dividend payable solely in shares of that class to the holders of that class, (ii) dividends and other distributions payable to an Indemnitor, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of such Person now or hereafter outstanding, and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of such Person now or hereafter outstanding.

         "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., or any successor or assignee of the business of such division in the business of rating securities.

         "SEC" means the Securities and Exchange Commission and any successor Governmental Authority.

         "Securitization Transaction" means any financing transaction or series of financing transactions that have been or may be entered into by an Indemnitor pursuant to which such Indemnitor may sell, convey or otherwise transfer to (a) a Subsidiary or affiliate (a "Securitization Subsidiary"), or (b) any other Person, or may grant a security interest in, any receivables or interests therein secured by merchandise or services financed thereby (whether such receivables are then existing or arising in the future) of such member of the Consolidated Group, and any assets related thereto, including without limitation, all security interests in merchandise or services financed thereby, the proceeds of such receivables, and other assets which are customarily sold or in respect of which security interests are customarily granted in connection with securitization transactions involving such assets.

         "Senior Liens" means the Liens granted to the Administrative Agent pursuant to the Transit Credit Agreement, the Bond Support Lenders pursuant to the Bond Support Credit Agreement, and under the DIP Financing Order, provided, however, (i) such Liens shall not impair any right of subrogation that Travelers may have, (ii) with respect to any receivable on any Contract subject to a bond issued or administered by Travelers, such Liens shall attach and be senior only to any right Travelers may have with respect to any Surplus on any such bonded Contract, including any Contract transferred to the Transit Group as a Specified Contract, and (iii) such Liens shall not be senior to any lien rights of any beneficiary of a bond that Travelers has issued or administered, whether pursuant to this Agreement or prior to the Closing Date, as to which Travelers may have an interest pursuant to its right of subrogation.

         "Specified Contracts" means (a) the Cass County Contract, and (b) any other contracts identified by the Bank Administrative Agent to the Transit Administrative Agent within 30 days after the Filing Date; provided that (i) the Bank Administrative Agent may identify no more than three such additional contracts, and (ii) the aggregate estimated loss associated with or arising from such additional contracts shall not exceed $1,868,000.

         "Statutory Committee" means a committee selected pursuant to Section 1102 or 705 of the Bankruptcy Code.

         "Subsidiary" means, as to any Person, (a) any corporation more than 50% of whose Capital Stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture on whose behalf, at any time, Bonds have been issued and are outstanding or other entity in which such Person directly or indirectly through Subsidiaries has more than 50% of the voting interests at any time. Notwithstanding anything herein to the contrary, the term "Subsidiary" shall not include Hovey South, Inc., a Georgia corporation unless, at any time, Bonds have been issued on behalf of Hovey South, Inc. and such Bonds remain outstanding. Unless otherwise identified, "Subsidiary" shall mean a Subsidiary of the Borrower.

         "Support Obligations" means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (a) to purchase any such Indebtedness or any Property constituting security therefor, (b) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (c) to lease or purchase Property, securities or services primarily for the purpose of assuring the holder of such Indebtedness against loss, or (d) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof, but specifically excluding guaranties or other assurances with respect to any Indemnitor's performance obligations under bids or contracts made or entered into in the ordinary course of business. The amount of any Support Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Support Obligation is made.

         "Surplus" means the amount of any receivables payable on a Contract or other obligation bonded by Travelers which is left after deducting from the total amount of the receivables on such Contract or other obligation (a) the total amount of all claims, obligations or expenses incurred (including, without limitation, attorneys' fees) to be paid by Travelers on account of its bond, and
(b) the amounts paid by Travelers with respect to such Contract or obligation, determined after all of Travelers' obligations with respect to such Contract or obligation have been fully satisfied and no further obligation remains outstanding.

         "TP&S Revolving Credit Agreement" has the meaning specified in the recitals hereto.

         "Track and Products and Services Group" means , collectively, the Borrower (with respect to the "track and products and services" segment of its business) and the guarantors from time to time parties to the TP&S Revolving Credit Agreement, but excluding any member of the Transit Group.

         "Transit Budget" has the meaning specified in Section 5.01.

         "Transit Credit Agreement" has the meaning specified in the recitals hereto.

         "Transit Group" means, collectively, the Borrower (with respect to the "transit" segment of its business) and the Indemnitors.

         "Transit Lenders" means CSFBGOA and the lender parties named from time to time in the Transit Credit Agreement and the Bond Support Credit Agreement.

         "Travelers" means Travelers Casualty & Surety Company of America and any of its Affiliates and Subsidiaries.

         "UCC" means the Uniform Commercial Code, as in effect in any applicable jurisdiction.

         "Voting Stock" means, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

     (b) Computation of Time Periods

         For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

     (c) Accounting Terms; Certain Calculations.

         Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered hereunder shall be prepared, in accordance with GAAP applied on a consistent basis.

     (d) Certain Terms.

         (a) The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole, and not to any particular Article, Section, subsection or clause in this Agreement. References herein to an Exhibit, Schedule, Article, Section, subsection or clause refer to the appropriate Exhibit or Schedule to, or Article, Section, subsection or clause in, this Agreement.

         (b) Any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, restated or otherwise modified, except as otherwise expressly provided.

         (c) As used herein, the term "sole discretion" means sole discretion exercised in good faith.

Item 52.

THE BONDS

     (a) Bonds. Subject to the terms and conditions set forth herein, Travelers may issue one or more Bonds on behalf of one or more of the Indemnitors, each of which (i) shall be issued on the Closing Date or from time to time thereafter if requested by an Indemnitor pursuant to Section 2.02 during the Availability Period, and (ii) shall not cause the total penal sum of all Bonds issued and outstanding from time to time pursuant to this Agreement to exceed $100,000,000.

     (b) Method of Request. An Indemnitor may request the issuance of a Bond on its account from Travelers by making an application to Travelers and providing such information to Travelers as Travelers in its sole discretion may from time to time request. As a condition precedent to the issuance of any Bond pursuant to this Agreement, the requesting Indemnitor shall supply Travelers with one or more irrevocable letters of credit or cash collateral acceptable to Travelers in its sole discretion in an amount equal to 40% of the penal sum of such Bond. Prior to any extension or renewal of any Bond, if the extension or renewal would increase the penal sum of any previously issued Bond, the requesting Indemnitor shall supply Travelers with an irrevocable letter of credit or other form of cash collateral acceptable to Travelers in its sole discretion equal to 40% of the amount by which such extension or renewal exceeds, or causes an outstanding bond to exceed, the penal sum of such previously issued Bond. As a condition precedent to the effectiveness of any Bond issued pursuant to this Agreement, Travelers shall be paid all premiums and fees as provided herein. Without limiting the generality of Travelers' discretion with respect to any such letters of credit, each such letter of credit shall provide that, at any time that (a) the expiration date of such letter of credit will occur in less than 30 days and Travelers has not been provided with a substitute for or extension of the term of such letter of credit, and (b)(i) the Bond with respect to which such letter of credit was issued remains outstanding, (ii) any amount which was paid upon such Bond has not been reimbursed to Travelers, or (iii) the sum of the total undrawn amount of all letters of credit held by Travelers with respect to any Bond under this paragraph shall be an amount that is less than 40% of the penal sum of the Bond to which such letters of credit relate then outstanding hereunder (except as Travelers may otherwise agree), such letter of credit may be drawn upon by Travelers (letters of credit acceptable to Travelers in its discretion are referred to herein as "Acceptable Letters of Credit"). Any such drawing referred to in the preceding sentence, and any other cash collateral held by Travelers hereunder, shall be held by Travelers in an interest bearing demand account as cash collateral for the obligations of the Indemnitors hereunder with respect to the Bond for which the letter of credit was issued. Any cash collateral held by Travelers (and the proceeds of any other collateral held by Travelers) securing the obligations of the Indemnitors hereunder may be applied to such obligations, in such order and manner as may be determined by Travelers in its discretion, at any time after the occurrence and during the continuance of an Event of Default.

     (c) Issuance of Bond by Travelers. Travelers may issue Bonds on behalf of one or more of the Indemnitors, in the sole discretion of Travelers, based upon its usual and customary bond underwriting criteria for the Borrower and other similar companies. In the exercise of its discretion applying such criteria, Travelers has the right to refuse to provide any Bond, including final Bonds where Travelers provided a bid bond, without incurring any liability whatsoever to any Indemnitor or other party.

     (d) Indemnification and Exoneration. The Borrower and each of the other Indemnitors jointly and severally agree to exonerate, indemnify and save Travelers harmless from and against every claim, loss, damage, demand, liability, cost, charge, suit, judgment, reasonable attorney's fee, and other reasonable expenses which Travelers incurs in consequence of having executed, or procured the execution of any Bond issued pursuant to this Agreement including without limitation all amounts that are paid by Travelers to or for the benefit of a beneficiary of a Bond (collectively, "Claims"), except Claims incurred as a direct consequence of Travelers' gross negligence or willful misconduct. Expenses include the cost of procuring or attempting to procure release from liability, or in bringing suit to enforce this Agreement against any Indemnitor.

     (e) Claim Settlement. Travelers shall have the right, in its sole discretion, to determine for itself and any Indemnitor, whether any claim or suit brought against Travelers or an Indemnitor upon any Bond issued pursuant to this Agreement shall be paid, compromised, settled, defended, or appealed, and its decision shall be binding and conclusive upon each of the Indemnitors. An itemized statement thereof sworn to by an employee of Travelers or a copy of the voucher of payment shall be prima facie evidence of the propriety and existence of the Indemnitors' liability. Travelers shall be entitled to reimbursement for any and all payments made by it under the reasonable belief it was necessary or expedient to make such payments.

     (f) Books, Records, and Credit. The Indemnitors shall furnish, and Travelers shall have the right to free access to all the books, records, documents, and accounts of the Indemnitors for the purpose of examining and copying them. Access shall be granted during regular business hours in a manner that avoids unreasonable interference with the business operations of the Borrower and any Indemnitor. Travelers shall have the right to have such access to the credit records of the Indemnitors for underwriting purposes, for purposes of collecting or satisfying any obligation or Indebtedness owed to Travelers, or any other purposes related to this Agreement or the Bonds.

     (g) Premiums, Commissions, and Fees.

         (a) Premiums. Indemnitors shall pay to Travelers, within 60 days after the commencement of any project to which any Bond relates, all premiums then due for every such Bond so issued. Although such premiums are payable at the time set forth in the preceding sentence, each premium is fully earned and unconditionally payable as of the time that the Bond with respect to which the premium is payable is issued. The initial premium for each such Bond issued under this Agreement shall be an amount calculated at the rate of $10.40 per $1,000 of bonded contract amount. With respect to any Bond as to which additional annual premiums are payable in accordance with Travelers' customary practices and policies, Indemnitors shall also pay to Travelers when due all such annual premiums until Travelers is discharged and fully released in writing for such Bond. Indemnitors shall also pay to Travelers when due all premiums for any surety bond previously issued or administered by Travelers prior to the Closing Date until Travelers is discharged and fully released in writing for each such bond. Indemnitors shall also pay to Travelers within thirty days of the increase, extension or renewal of any bond, whether issued pursuant to this Agreement or otherwise, all premiums and fees for such increase, renewal or extension, at the rates charged by Travelers at the time of such increase, renewal or extension, until Travelers is discharged and fully released in writing for each such Bond. Premiums paid hereunder shall not be refundable except (i) in accordance with the ordinary and customary practices of Travelers in connection with decreases in the amount of a Bond as a result of changes in the cost of the project that is the subject of the Bond, or (ii) as required by applicable law.

         (b) Commissions. Indemnitors shall be responsible for paying any commission or broker's fee for the issuance of any Bond under this Agreement, or any bond previously issued or administered by Travelers prior to the Closing Date, and Travelers shall have no obligation with respect thereto.

         (c) Management Fee. In addition to any other premium, commission, or fee payable by the Indemnitors to Travelers, the Indemnitors shall pay to Travelers a nonrefundable, noncreditable monthly fee of $10,000 (the "Management Fee") until the earlier of (a) Travelers is discharged and fully released in writing for all Bonds issued pursuant to this Agreement, and (b) the effective date of any plan of reorganization for the Borrower and the members of the Transit Group, provided that the Management Fee shall not be payable with respect to any month that commences more than 90 days after the Closing Date unless the total penal sum of all Bonds issued and outstanding under this Agreement shall at some time during such month equal or exceed $40,000,000. The Management Fee shall be paid in arrears and shall be due on the first Business Day of each month.

         (d) Payment of Fees. All fees payable hereunder shall be paid on the dates due, in immediately available funds, to Travelers. Fees paid hereunder shall not be refundable under any circumstances.

         (e) Interest. In the event (i) Travelers shall make any payment or incur any loss on any Claim on account of any Bond issued pursuant to this Agreement, for such time and to the extent that such payment or loss shall remain unsatisfied by Indemnitors for more than five (5) Business Days after demand, or (ii) the Indemnitors shall fail to pay when due any other amount payable by them to Travelers hereunder, Borrower shall pay interest on the outstanding balance of any such payment or loss from the date thereof until the principal amount thereof shall be paid in full, at a rate per annum equal at all times to the Prime Rate in effect from time to time plus 3.0% per annum, payable monthly in arrears on the last day of each month; provided, however, that for any such portion of such payment or loss that shall remain unsatisfied for more than ninety (90) days, such payment or loss shall bear interest to the extent and for so long as such portion shall remain unpaid beyond such ninety (90) days, payable on demand, at a rate per annum equal at all times to the Prime Rate in effect from time to time plus 5.0% per annum.

     (h) Reserves. To the extent (a) a reserve is required by applicable laws and regulations, and/or (b) after taking into account any collateral posted as security for the satisfaction of any obligation covered by a Bond issued pursuant to this Agreement, Travelers shall post a reserve, for any loss incurred or expected to be incurred on any Bond issued pursuant to this Agreement, the Indemnitors jointly and severally agree to pay to Travelers on demand an amount equal to the amount of any such reserve. A certificate as to the amount of any such reserve and the cost of such reserve, submitted to Borrower, shall be conclusive and binding for all purpose, absent manifest error.

      (i) Payments and Computations.


         (a) Indemnitors shall make each payment to be made hereunder on the day when due, in Dollars, to Travelers in immediately available funds without set-off or counterclaim. Payments received by Travelers after 3:00 P.M. (New York City time) shall be deemed to be received on the next Business Day.

         (b) All computations of interest shall be made by Travelers on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. Each determination by Travelers of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

         (c) Whenever any payment hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest, as the case may be.

      (j) Trust Funds. All payments due, or received for or on account of any Contract of any Indemnitor, shall be held in trust as trust funds by such Indemnitor for the benefit and payment of all obligations for which Travelers as beneficiary may be liable under any Bond issued by Travelers on behalf of any Indemnitor under this Agreement or any surety bond issued or administered by Travelers prior to the Closing Date. The Borrower shall not permit any Bonded Receivable with respect to the Track and Products and Services Group to be used other than to pay the obligations bonded by Travelers for each such project, and shall segregate such Bonded Receivable for such purpose, except as Travelers may otherwise expressly agree and except that, after Travelers gives notice to the Borrower that Travelers agrees that there is a Surplus with respect to a Contract, which notice or agreement shall not be unreasonably withheld or delayed, the Borrower may permit an amount up to the amount of such Surplus to be used for other purposes. In the event Travelers shall take over any project as provided in
Section 7.02, any trust funds held with respect to such project shall be turned immediately over to Travelers.

     (k) Treatment of Bonds Prior to Maturity or Upon Sale or Liquidation. On or before the Maturity Date (or at such other time as Travelers and the Borrower may agree), the Borrower shall cause any surety bond issued by Travelers with respect to any member of the Transit Group or the Track and Products and Services Group, whether issued or administered by Travelers prior to the Closing Date or pursuant to this Agreement, to be collateralized or otherwise assured of satisfaction or payment in an amount and manner acceptable to Travelers. On or before the date of (i) any sale of all or substantially all of the assets of any Person that is a member of the Consolidated Group, in one or a series of transactions, (ii) any liquidation of the assets of any Person that is a member of the Consolidated Group, or (iii) any sale or other transfer by the Borrower or any other Indemnitor of any Subsidiary to a Person that is not an Indemnitor, in one or a series of transactions, of a majority of the Voting Stock of any Person that is a member of the Consolidated Group, the Borrower shall cause any surety bond issued by Travelers with respect to such Person or Subsidiary, whether issued or administered by Travelers prior to the Closing Date or pursuant to this Agreement, to be collateralized or otherwise assured of payment in an amount and manner acceptable to Travelers.

Item 53.

CONDITIONS

      (a) Conditions Precedent to Issuance of Bonds.

         The right of the Borrower to request Bonds hereunder will become effective upon the satisfaction (and continued satisfaction) of all of the following conditions precedent:

     (a) Certain Documents. Travelers shall have received, on the Closing Date, the following, each dated the Closing Date (unless otherwise indicated) in form and substance satisfactory to Travelers:

         (a) From each Indemnitor either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to Travelers (which may include a telecopy transmission of a signed signature page to this Agreement) that such party has signed a counterpart of this Agreement.

         (b) A copy of the Bond Support Credit Agreement signed by each of the parties thereto.

         (c) A copy of the Transit Credit Agreement signed by each of the parties thereto.

         (d) A copy of the TP&S Revolving Credit Agreement signed by each of the parties thereto (the Bond Support Credit Agreement, the Transit Credit Agreement, and the TP&S Revolving Credit Agreement are referred to collectively as the "Credit Facilities").

         (e) Receipt by Travelers of the following (or their equivalent) for each of the Indemnitors, signed by a secretary or assistant secretary, or, as applicable, certified by a secretary or assistant secretary of such Indemnitor as of the Closing Date to be true and correct and in force and effect as of such date:

Resolutions. Copies of resolutions of the Board of Directors approving and adopting this Agreement, and the transactions contemplated herein, and authorizing execution and delivery hereof. Organizational Documents. Copies of the organizational documents of each of the Indemnitors. Incumbency Certificate. A certificate of the Secretary or an assistant secretary of each Indemnitor certifying the names and true signatures of each officer of such Indemnitor who has been authorized to execute and deliver this Agreement or other document required hereunder to be executed and delivered by or on behalf of such Indemnitor.

         (f) Good Standing. Copies, where applicable, of (A) certificates of good standing, existence or its equivalent certified as of a recent date by the appropriate Governmental Authorities of the state of incorporation and (B) certificates indicating payment of all corporate franchise taxes certified as of a recent date by the appropriate governmental taxing authorities of the state of incorporation.

         (g) Other Documents and Information. Such additional documents and materials as Travelers may reasonably request.

     (b) Fees and Expenses. All costs and accrued and unpaid fees and reasonable expenses (including, without limitation, legal fees and expenses) of Travelers incurred on or before the Closing Date required to be paid under this Agreement shall have been paid.

     (c) Absence of Legal Proceedings. The absence of any action, suit, investigation or proceeding (other than the Bankruptcy Cases) pending in any court or before any arbitrator or governmental instrumentality which could reasonably be expected to have a Material Adverse Effect.

     (d) DIP Financing Orders and First Day Orders. Receipt by Travelers of evidence satisfactory to Travelers, in its sole discretion, that the Interim DIP Financing Order and all First Day Orders relating to the payment of any obligation bonded by Travelers have been entered by the Bankruptcy Court and docketed by the Clerk of the Bankruptcy Court, and that such orders shall be in full force and effect and shall not have been vacated, reversed, modified, amended, or stayed pending appeal. The relevant First Day Orders shall be satisfactory to Travelers.

     (e) Motions, Etc. Travelers shall have reviewed and found satisfactory all motions, orders and other pleadings or related documents to be filed or submitted by the Borrower or an Indemnitor to the Bankruptcy Court in connection with the approval or modification of this Agreement.

     (f) Due Diligence. Travelers shall have completed a satisfactory due diligence review.

     (g) No Material Adverse Change. Since the Filing Date, there shall have been no event, condition or change that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

 (b) Conditions Precedent to Each Bond. The right of the Borrower to request Bonds hereunder will also be subject to the satisfaction of each of the following conditions precedent at each time that a Bond is issued:

     (a) Accuracy of Certain Statements. The following statements shall be true on the date of the issuance of each Bond:

         (a) The representations and warranties of the Indemnitors contained in Article IV of this Agreement are true and correct on and as of such date as though made on and as of such date (unless such representations and warranties are made as of another date, in which case they shall be true and correct as of such date); and

         (b) No Default or Event of Default has occurred and is continuing or will result from the Bond being made on such date.

     (b) No Violation of Law or Injunction. The issuance of the Bond on such date does not violate any Requirement of Law and is not enjoined, temporarily, preliminarily or permanently.

     (c) Payment of Bonded Payables. With respect to the issuance of any Bond more than 60 days after the Closing Date, each Indemnitor shall be current in the payment of all amounts owing with respect to any Contract bonded by Travelers, whether the relevant bond was issued or administered by Travelers prior to the Closing Date or pursuant to this Agreement, except when the amount or validity of such obligations and costs is currently being contested in good faith by appropriate proceedings and reserves, if applicable, in conformity with GAAP with respect thereto have been provided on the books of the Consolidated Group.

     (d) Final Order. With respect to any Bond requested to be issued after the forty-fifth day after the Closing Date, the Bankruptcy Court shall have entered the Final DIP Financing Order, certified by the Clerk of the Bankruptcy Court as having been duly entered, and the Final DIP Financing Order shall be in full force and effect and shall not have been vacated, reversed modified, amended or stayed and no order shall have been entered which has the effect of vacating, reversing, modifying, amending, or staying the Final DIP Financing Order.

     (e) Compliance with Other Conditions. The Indemnitors shall have complied with any conditions set forth herein, including the conditions set forth in Sections 2.02 and 2.03.

Item 54.

REPRESENTATIONS AND WARRANTIES

         To induce Travelers to enter into this Agreement, each of the Indemnitors hereby represents and warrants to Travelers that:

     (a) Financial Condition. Each of the financial statements described below (copies of which have heretofore been provided to Travelers), have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby, are complete and correct in all material respects and present fairly the financial condition and results from operations of the entities and for the periods specified (subject in the case of interim company-prepared statements to normal year-end adjustments and the absence of footnotes):

         (a) audited consolidated and consolidating balance sheets for the members of the Consolidated Group for the fiscal years ended December 31, 1999 and December 31, 2000, together with related audited consolidated and consolidating statements of operations, shareholders equity and cash flows for such fiscal years, in each case certified by Arthur Andersen LLP, certified public accountants; and

         (b) after the Closing Date, the annual and quarterly financial statements provided in accordance this Agreement.

     (b) No Changes or Restricted Payments. Since December 31, 2000, (a) other than the commencement of the Cases and except as set forth in Schedule 4.02 hereto, there has been no circumstance, development or event relating to or affecting the members of the Consolidated Group which has had or would be reasonably expected to have a Material Adverse Effect, and (b) except as permitted herein, no Restricted Payments have been made or declared by any members of the Consolidated Group.

     (c) Organization; Existence; Compliance with Law. Each of the Indemnitors is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has the corporate or other necessary power and authority, and the legal right to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified or in good standing would not, in the aggregate, have a Material Adverse Effect, and (d) is in compliance with its certificate of incorporation and bylaws (or other organizational or governing documents) and all Requirements of Law, except to the extent that the failure to comply therewith would not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

     (d) Power; Authorization; Enforceable Obligations.

         (a) Subject to the entry of the Interim DIP Financing Order, each of the Indemnitors has the corporate or other necessary power and authority, and the legal right, to execute, make, deliver and perform its obligations under this Agreement and the Credit Facilities to which it is a party and has taken all necessary corporate or other action to authorize the execution, delivery and performance by it of its obligations under this Agreement and the Credit Facilities to which it is a party.

         (b) Subject to the entry of the Interim DIP Financing Order, the execution, delivery and performance by each Indemnitor of this Agreement and the Credit Facilities to which it is a party and the consummation of the transactions contemplated thereby do not and will not (i) contravene such Person's certificate of incorporation or bylaws or other comparable governing documents,
               (ii) violate any other applicable Requirement of Law, or any order or decree of any Governmental Authority or arbitrator,
               (iii) result in the creation or imposition of any Lien upon any of the property of such Person or any of its Subsidiaries adverse to the interest of Travelers except as permitted herein.

         (c) Except for the entry of each of the DIP Financing Orders, no consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with acceptance of the Bonds or the making of the guaranties hereunder (other than (i) those which have been obtained and are in full force and effect, (ii) such filings as are required by the Securities and Exchange Commission and (iii) other filings necessary to fulfill other reporting requirements with Governmental Authorities).

         (d) Subject to the entry of the Interim DIP Financing Order, this Agreement constitutes a legal, valid and binding obligation of each Indemnitor in accordance with its terms without defense, setoff, or counterclaim.

     (e) No Material Litigation. Other than the Bankruptcy Cases, no claim, litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the best knowledge of any Indemnitor, threatened by or against, any members of the Consolidated Group or against any of their respective properties or revenues which (a) purports to affect the legality, validity or enforceability of any of this Agreement or (b) is reasonably likely to have a Material Adverse Effect.

     (f) No Default. No Default or Event of Default has occurred and is continuing.

     (g) Ownership of Property; Liens. Each of the Indemnitors has good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property material to the Consolidated Group, and good title to, or a valid leasehold interest in, all its other property material to the Consolidated Group, and none of such property is subject to any Lien, except for Permitted Liens and Senior Liens.

     (h) Intellectual Property. Each of the members of the Consolidated Group owns, or has the legal right to use, the Intellectual Property necessary for it to conduct its business as currently conducted, except for those the failure to own or have such legal right to use would not be reasonably expected to have a Material Adverse Effect. No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any Indemnitor know of any such claim, and the use of such Intellectual Property by the members of the Consolidated Group does not infringe on the rights of any Person, except for such claims and infringements that in the aggregate, would not be reasonably expected to have a Material Adverse Effect.

     (i) No Burdensome Restrictions. Neither the certificate of incorporation or bylaws (or other organizational or governing documents) of, nor any Requirement of Law applicable to the members of the Consolidated Group would be reasonably expected to have a Material Adverse Effect.

     (j) Taxes. Each Indemnitor has filed all Federal and other tax returns and material reports required to be filed, and has paid all Federal and other taxes, assessments, fees and other governmental charges levied or imposed upon it or its properties, income or assets otherwise due and payable unless such unpaid taxes and assessments (a) arose prior to the Filing Date and are not the subject of a pending and unstayed assessment or collection action; or (b) are (i) not yet past due or (ii) being contested in good faith and by appropriate proceedings diligently pursued and as to which adequate reserves determined in accordance with GAAP have been established on such Indemnitor's books and records and no Lien with respect to nonpayment thereof has been asserted. No Indemnitor is aware of any proposed tax assessments against it, with respect to any prior period, in excess of amounts accrued on its financial statements (as required to be accrued in accordance with GAAP), nor does any Indemnitor anticipate any further material tax liability with respect to any open taxable years taken as a whole in excess of accrued amounts.

     (k) Subsidiaries and Guarantors.

         (a) Set forth on Schedule 4.11(a) are all of the Subsidiaries of the Borrower at the Closing Date, the jurisdiction of their incorporation and the direct or indirect ownership interest of the Borrower therein.

         (b) Set forth on Schedule 4.11(b) are all of the Indemnitors at the Closing Date. Each Indemnitor is a member of the Transit Group. The Borrower has no Domestic Subsidiaries that are in the Transit Group other than the Indemnitors.

     (l) Environmental Matters. Except as would not reasonably be expected to have a Material Adverse Effect:

          (a) Each of the facilities and Properties owned, leased or operated by the members of the Consolidated Group (the "Facilities") and all operations at the Facilities are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Facilities or the businesses operated by the members of the Consolidated Group (the "Businesses"), and there are no conditions relating to the Businesses or the Facilities that could give rise to liability under any applicable Environmental Laws.

          (b) None of the Facilities contains, or has previously contained, any Materials of Environmental Concern at, on or under the Facilities in amounts or concentrations that constitute or constituted a violation of, or could give rise to liability under, Environmental Laws.

          (c) None of the members of the Consolidated Group has received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Facilities or the Businesses, nor does any Indemnitor have knowledge or reason to believe that any such notice will be received or is being threatened.

          (d) Materials of Environmental Concern have not been transported or disposed of from the Facilities, or generated, treated, stored or disposed of at, on or under any of the Facilities or any other location, in each case by or on behalf any members of the Consolidated Group in violation of, or in a manner that would be reasonably likely to give rise to liability under, any applicable Environmental Law.

          (e) No judicial proceeding or governmental or administrative action is pending or, to the best knowledge of any Indemnitor, threatened, under any Environmental Law to which any member of the Consolidated Group is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any member of the Consolidated Group, the Facilities or the Businesses.

          (f) There has been no release or, threat of release of Materials of Environmental Concern at or from the Facilities, or arising from or related to the operations (including, without limitation, disposal) of any member of the Consolidated Group in connection with the Facilities or otherwise in connection with the Businesses, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

     (m) Disclosure. Neither this Agreement, nor any other document, certificate or statement furnished to Travelers (with the exception of projections), nor any of the information delivered in writing to the Bankruptcy Court by or on behalf of any member of the Consolidated Group in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading.

     (n) Bank Accounts. Schedule 4.14 contains a complete and accurate list of all bank accounts maintained by the Credit Parties with any bank or other financial institution.

     (o) Insurance. All policies of insurance of any kind or nature owned by or issued to the Borrower or any of the other Indemnitors, including, without limitation, policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation and employee health and welfare insurance, are (a) in full force and effect, (b) to the Borrower's knowledge, sufficient, and (c) of a nature and provide such coverage as is customarily carried by companies of the size and character of such Person.

     (p)  Labor Matters.

          (a) There are no strikes, work stoppages, slowdowns or lockouts pending or, to the Indemnitor's knowledge, threatened against or involving any member of the Consolidated Group, other than those which in the aggregate have no Material Adverse Effect.

          (b) There are no arbitrations or grievances pending against or involving any member of the Consolidated Group, nor are there any arbitrations or grievances, to any Indemnitor's knowledge, threatened involving any member of the Consolidated Group, other than those which, in the aggregate, if resolved adversely to a member of the Consolidated Group, would have no Material Adverse Effect.

          (c) There is no organizing activity involving any member of the Consolidated Group pending or, to any Indemnitor's knowledge, threatened by any labor union or group of employees, other than those which in the aggregate have no Material Adverse Effect. There are no representation proceedings pending or, to any Indemnitor's knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of any member of the Consolidated Group has made a pending demand for recognition, other than those which in the aggregate have no Material Adverse Effect.

          (d) There are no unfair labor practices charges, grievances or complaints pending or in process or, to each Indemnitor's knowledge, threatened by or on behalf of any employee or group of employees of any member of the Consolidated Group, other than those which in the aggregate, if adversely determined, would have no Material Adverse Effect.

          (e) There are no complaints or charges against any member of the Consolidated Group pending or, to each Indemnitor's knowledge, threatened to be filed with any Federal, state, local or foreign court, governmental agency or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment by any member of the Consolidated Group of any individual, other than those which in the aggregate, if resolved adversely, would have no Material Adverse Effect.

          (f) Each member of the Consolidated Group is in compliance with all laws, and all orders of any court, Governmental Authority or arbitrator, relating to the employment of labor, including, without limitation, all such laws relating to wages, hours, collective bargaining, discrimination, civil rights, and the payment of withholding and/or social security and similar taxes, except for such non-compliances that in the aggregate have no Material Adverse Effect.

Item 55.

AFFIRMATIVE COVENANTS

     As long as any of the Bonds remain outstanding or the Borrower has any right to request the issuance of a Bond hereunder, each Indemnitor agrees with Travelers that:

     (a) Financial Statements. The Borrower shall furnish, or cause to be furnished, to Travelers :

          (a) Audited Financial Statements. As soon as available, but in any event within ninety-five (95) days after the end of each fiscal year, an audited consolidated balance sheet of the Consolidated Group as of the end of such fiscal year and the related consolidated statements of operations, shareholders' equity and cash flows for the year, all prepared in conformity with GAAP and certified by Arthur Andersen LLP or other firm of independent certified public accountants of nationally recognized standing reasonably acceptable to Travelers, setting forth in each case in comparative form the figures for the previous year.

          (b) Quarterly Financial Statements. As soon as available and in any event within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year, (i) a consolidated balance sheet of the Consolidated Group as of the end of such quarter, (ii) consolidated statements of income and cash flows of the Consolidated Group, in each case for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal quarter, all prepared in conformity with GAAP and certified by the chief financial officer of the Borrower as fairly presenting the financial condition and results of operations of the Consolidated Group at such date and for such period (subject to normal year-end adjustments).

          (c) Borrower-Prepared Monthly Financial Statements. As soon as available, but in any event within forty (40) days after the end of the first calendar month ending after the Closing Date and within thirty (30) days after the end of each subsequent calendar month, company-prepared consolidated and consolidating balance sheets of the Consolidated Group as of the end of such calendar month and related company-prepared consolidated and consolidating statements of operations, shareholders' equity and cash flows for such monthly period and for the fiscal year to date, in each case setting forth in comparative form the consolidated and consolidating figures for the corresponding period or periods of the preceding fiscal year or the portion of the fiscal year ending with such period, as applicable, in each case subject to normal year-end audit adjustments.

          (d)  Borrower-Prepared Budgets and Reconciliations.

               (a)  [reserved];

               (b) within twenty (20) days of the Filing Date, a business analysis for the Transit Group and the Track and Products and Services Group in form, scope and substance satisfactory to the Travelers that includes an evaluation of all open bonded contracts with values in excess of $50,000 and details the cash flows of such bonded contracts (to identify in particular negative cash flow contracts) for the next year or thereafter; and

               (c) within thirty (30) days of the Closing Date, a business analysis for the Transit Group and the Track and Products and Services Group in form, scope and substance satisfactory to the Travelers that includes an evaluation of all open non bonded contracts with values in excess of $50,000 to include a cash flow analysis of such non bonded contracts (to identify in particular negative cash flow contracts) for the next year or thereafter that addresses the profitability of existing projects; and

               (d) itemized budgets for each member of the Transit Group in form, scope and substance satisfactory to Travelers (each, a "Transit Budget"), with (A) the initial Transit Budget to be for the 45-day period immediately following the Closing Date (the "Initial Transit Budget") and to be delivered on or prior to the Closing Date, (B) the subsequent Transit Budget to be for the 45-day period immediately following the end of the Initial Transit Budget period (the "Second Transit Budget") and to be delivered at least 15 days prior to the commencement of such 45-day period, and (C) each subsequent Transit Budget to be for the 180-day period immediately following the end of the previous budgeted period and to be delivered at least 15 days prior to the commencement of such 180-day period, and itemized budgets for each member of the Track and Products and Services Group in form, scope and substance satisfactory to the Administrative Agent in its sole discretion (each, a "TP&S Budget"), with (A) the initial TP&S Budget to be for the 45-day period immediately following the Closing Date (the "Initial TP&S Budget") and to be delivered on or prior to the Closing Date, (B) the subsequent TP&S Budget to be for the 45-day period immediately following the end of the Initial TP&S Budget Period and to be delivered at least 15 days prior to the commencement of such 45-day period (the "Second 45-Day Budget"), and (C) each subsequent TP&S Budget to be for the 180-day period immediately following the end of the previous budgeted period and to be delivered at least 15 days prior to the commencement of such 180-day period; and

               (e) within forty (40) days after the end of the first calendar month ending after the Closing Date and within thirty (30) days after the end of each subsequent calendar month, an itemized report reconciling actual results from operations of each member of the Transit Group and each member of the Track and Products and Services Group for such calendar month with the Borrower's original 2001 business plan or the revised Business Plan submitted and accepted by Travelers in accordance with clause (vi) of this Section, as the case may be, for such period, in each case in form reasonably acceptable to Travelers, together with a certificate from the chief financial officer of the Borrower explaining any variances between the actual results from operations and the amounts set forth in the corresponding business plan; and

               (f) on or before December 1, 2001, a business plan for the Consolidated Group in form, scope and substance satisfactory to Travelers (the "Business Plan").

     All such financial statements and reports delivered pursuant to this
Section 5.01 shall be complete and correct in all material respects (subject, in the case of interim statements, to normal year-end audit adjustments) and shall be prepared in reasonable detail and, in the case of the annual and quarterly financial statements provided in accordance with subsections (a) and (b) above, in accordance with GAAP applied consistently throughout the periods reflected therein and further accompanied by a description of, and an estimation of the effect on the financial statements on account of, any change in the application of accounting principles as provided in Section 1.03.

     (b) Certificates; Other Information. The Borrower shall furnish, or cause to be furnished, to Travelers:

          (a) Accountant's Certificate and Reports. Concurrently with the delivery of the financial statements referred to in subsection 5.01(a) above, a certificate of the independent certified public accountants reporting on such financial statements stating that in the course of the regular audit of the business of the Borrower and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that the Borrower is not in compliance with the financial covenants contained in the Credit Facilities, insofar as such covenants relate to accounting matters, except as specified in such certificate.

          (b) Officer's Compliance Certificate. Concurrently with the delivery of the financial statements referred to in Sections 5.01(b) and 5.01(c) above, a certificate of a Responsible Officer, stating that, to the best of such Responsible Officer's knowledge and belief, (i) the financial statements fairly present in all material respects the financial condition of the parties covered by such financial statements, (ii) during such period the Indemnitors have observed or performed in all material respects the covenants and other agreements hereunder relating to them, and satisfied in all material respects the conditions contained in this Agreement to be observed, performed or satisfied by them, and (iii) such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate.

          (c) Accountants' Reports. Promptly upon receipt, a copy of any final (as distinguished from a preliminary or discussion draft) "management letter" or other similar report submitted by independent accountants or financial consultants to the members of the Consolidated Group in connection with any annual, interim or special audit or which refers in whole or in part to any inadequacy, defect, problem, qualification or other lack of fully satisfactory accounting controls utilized by the Borrower or any of its Subsidiaries.

          (d) Public Information. Within thirty days after the same are sent, copies of all reports (other than those otherwise provided pursuant to Section 5.01) and other financial information which the Borrower sends to its public stockholders, and within thirty days after the same are filed, copies of all financial statements and non-confidential reports which the Borrower may make to, or file with, the SEC.

          (e) Bankruptcy Court Matters. Promptly, copies of all pleadings, motions, applications, and other documents filed by any Indemnitor or other member of the Consolidated Group with the Bankruptcy Court or distributed by any Indemnitor or other member of the Consolidated Group to the office of the United States Trustee or to any member of any Statutory Committee.

          (f) Other Information. Promptly, such additional financial and other information as Travelers may from time to time reasonably request.

     (c)  Notices. The Borrower shall give notice to Travelers of:

          (a) Defaults. Immediately (and in any event within two (2) days) after any Responsible Officer knows of the occurrence of any Default or Event of Default.

          (b)  Contractual Obligations. Promptly (and in any event within ten
               (10) days) after any Responsible Officer knows of the occurrence of any default or event of default under any Contractual Obligation of any member of the Consolidated Group occurring after the Filing Date which would reasonably be expected to have a Material Adverse Effect.

          (c) Legal Proceedings. Promptly (and in any event within ten (10) days) after any Responsible Officer knows of any litigation, or any investigation or proceeding (including without limitation, any environmental proceeding), or any material development in respect thereof, affecting any member of the Consolidated Group which, if adversely determined, would reasonably be expected to have a Material Adverse Effect.

          (d) Other. Promptly (and in any event within ten (10) days), any other development or event which a Responsible Officer determines could reasonably be expected to have a Material Adverse Effect.

          Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the relevant Indemnitor propose to take with respect thereto.

     (d) Payment of Obligations. Within 60 days of the Closing Date and thereafter, and subject to the DIP Financing Orders, each Indemnitor shall pay, discharge or otherwise satisfy all obligations of each Indemnitor of whatever nature, together with any additional costs that are imposed as a result of any failure to so pay, discharge or otherwise satisfy such obligations, arising in connection with any Contract bonded by Travelers, except when the amount or validity of such obligations and costs is currently being contested in good faith by appropriate proceedings and reserves, if applicable, in conformity with GAAP with respect thereto have been provided on the books of the Indemnitors, as the case may be. In addition, within 60 days of the Closing Date and thereafter, and subject to the DIP Financing Orders, the Borrower shall cause each member of the Consolidated Group other than an Indemnitor to pay, discharge or otherwise satisfy all material post-petition obligations of each such member of whatever nature, together with any additional costs that are imposed as a result of any failure to so pay, discharge or otherwise satisfy such obligations, arising in connection with any Contract bonded by Travelers, except when the amount or validity of such obligations and costs is currently being contested in good faith by appropriate proceedings and reserves, if applicable, in conformity with GAAP with respect thereto have been provided on the books of the Consolidated Group, as the case may be.

     (e) Conduct of Business and Maintenance of Existence. Subject to the DIP Financing Orders, each Indemnitor shall (a) continue to engage in business of the same general type as conducted on the Closing Date by such Indemnitor, and similar or related businesses (including, without limitation, the provision of any services to rail transportation businesses); (b) preserve, renew and keep in full force and effect its corporate or other legal existence except as otherwise permitted by this Agreement, (c) take all reasonable action to maintain all rights, privileges, licenses and franchises necessary or desirable in the normal conduct of its business except to the extent that failure to comply therewith would not, in the aggregate, have a Material Adverse Effect, and (d) comply with all post-petition Contractual Obligations, its certificate of incorporation or bylaws (or other organizational or governing documents) and all Requirements of Law applicable to it except to the extent that failure to comply therewith would not, in the aggregate, have a Material Adverse Effect.

     (f) Maintenance of Property; Insurance. Each member of the Transit Group shall keep all material property useful and necessary in its business in reasonably good working order and condition (ordinary wear and tear excepted) except to the extent that failure to comply therewith would not, in the aggregate, have a Material Adverse Effect; maintain with financially sound and reputable insurance companies casualty, liability and such other insurance (which may include plans of self-insurance) with such coverage and deductibles, and in such amounts as may be consistent with prudent business practice and in any event consistent with normal industry practice (except to any greater extent as may be required by the terms of any Credit Facility) and furnish to Travelers, upon request, full information as to the insurance carried.

     (g)  Environmental Laws.

          (a) Each Indemnitor shall comply in all material respects with, and take reasonable actions to ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and take reasonable actions to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect; and

          (b) Each Indemnitor shall conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the failure to do or the pendency of such proceedings would not reasonably be expected to have a Material Adverse Effect.

     (h)  Additional Indemnitors.

          (a) Domestic Subsidiaries. At any time that any Indemnitor forms, creates or otherwise acquires any Domestic Subsidiary that is a member of the Transit Group, such Indemnitor shall (i) notify Travelers within 10 days thereof and (ii) within 30 days thereof,
               (A) cause such Domestic Subsidiary to become an Indemnitor by execution of a Joinder Agreement, and (B) cause such Domestic Subsidiary to deliver with the Joinder Agreement such supporting resolutions, incumbency certificates, corporate formation and organizational documentation and opinions of counsel as Travelers may reasonably request.

          (b) Foreign Subsidiaries. At any time that any Indemnitor forms, creates or otherwise acquires any Foreign Subsidiary that is a member of the Transit Group directly owned by the Borrower or any Domestic Subsidiary, the Borrower shall notify Travelers within 10 days thereof.

     (i) Ownership of Subsidiaries. The Borrower shall, directly or indirectly, own at all times 100% of the Voting Stock of each of its Subsidiaries, other than as set forth on Schedule 5.09.

     (j) Payment of Taxes, Etc. Each Indemnitor shall pay and discharge, before the same shall become delinquent, all postpetition lawful governmental claims, taxes, assessments, charges and levies, except where contested in good faith by proper proceedings, if adequate reserves therefor have been established on the books of such Indemnitor in conformity with GAAP; provided, however, that the Indemnitors shall not be deemed in default of this Section if all such non-payments in the aggregate have no Material Adverse Effect.

Item 56.

NEGATIVE COVENANTS

     As long as any of Bonds remain outstanding or the Borrower has any right to request the issuance of a Bond hereunder, each Indemnitor agrees with Travelers that:

     (a) Indebtedness. No member of the Transit Group shall contract, create, incur, assume or permit to exist, any Indebtedness, including, without limitation, any Indebtedness owed with respect to any Subsidiary in the Track and Products and Services Group or otherwise arising under the TP&S Revolving Credit Agreement, except:

          (a) Indebtedness arising or existing under this Agreement and the Transit Credit Agreement;

          (b) Indebtedness existing on the Filing Date (including Indebtedness in respect of pre-petition surety obligations);

          (c)  Indebtedness arising under the Bond Support Credit Agreement;

          (d) purchase money Indebtedness (including Capital Lease Obligations) incurred after the Closing Date to provide all or a portion of the purchase price or costs of construction of an asset; provided that (i) such Indebtedness when incurred shall not exceed the purchase price or cost of construction of such asset, (ii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing, and (iii) the aggregate amount of all such Indebtedness shall not exceed $1,000,000 at any time outstanding;

          (e) Indebtedness and obligations owing under interest rate protection agreements relating to the Obligations under the Transit Credit Agreement and under interest rate, commodities and foreign currency exchange protection agreements entered into in the ordinary course of business to manage existing or anticipated risks and not for speculative purposes;

          (f) unsecured intercompany Indebtedness owing by a member of the Transit Group to another member of the Transit Group to the extent permitted hereunder;

          (g) Indebtedness in respect of financed insurance premium obligations; and

          (h) Support Obligations of any member of the Transit Group in respect of Indebtedness permitted under clauses (a) through (g) of this
               Section 6.01.

     (b) Liens. No member of the Transit Group shall contract, create, incur, assume or permit to exist, any Lien with respect to any of its property or assets of any kind (whether real or personal, tangible or intangible), whether now owned or hereafter acquired, except for Permitted Liens and Senior Liens.

     (c)  Consolidation, Merger, Divestiture, etc.

          (a) No member of the Transit Group shall enter into a transaction of merger or consolidation, except the Borrower or any domestic Indemnitor in the Transit Group may be a party to a transaction of merger or consolidation with another domestic Indemnitor in the Transit Group, provided that (i) if the Borrower is a party thereto, it shall be the surviving corporation, and (ii) no Default or Event of Default shall exist either immediately prior to or immediately after giving effect thereto;

          (b) No member of the Transit Group shall make any Divestiture unless the consideration paid in connection therewith shall be cash or Cash Equivalents (and such payment shall be contemporaneous with consummation of such Divestiture) in an amount satisfactory to Travelers and otherwise under terms and conditions satisfactory to Travelers.

          (c) None of the Indemnitors shall liquidate, wind-up or dissolve, whether voluntarily or involuntarily (or suffer to permit any such liquidation or dissolution), other than in connection with a merger, consolidation or Divestiture permitted under this Agreement.

     (d)  Acquisitions. None of the Indemnitors shall make any Acquisition.

     (e) Investments. None of the Indemnitors shall make any Investment in any Person except for Permitted Investments.

     (f) Ownership of Equity Interests. None of the Indemnitors shall enter into any Equity Transaction.

     (g) Fiscal Year. The Borrower shall not change its fiscal year from a December 31 fiscal year end.

     (h) Restricted Payments. None of the Indemnitors shall make or permit any Restricted Payments.

     (i) Sale Leasebacks. None of the Indemnitors shall, directly or indirectly, become or remain liable as lessee or as guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any Property, whether now owned or hereafter acquired, (a) which such Person has sold or transferred or is to sell or transfer to any other Person other than an Indemnitor or (b) which such Person intends to use for substantially the same purpose as any other Property which has been sold or is to be sold or transferred by such Person to any other Person in connection with such lease.

     (j) Limitations on Transactions with Affiliates. None of the Indemnitors shall enter into or permit to exist any transaction or series of transactions with any officer, director or Affiliate of such Person other than (a) intercompany transactions expressly permitted hereunder, (b) normal compensation and reimbursement of expenses of officers and directors and (c) except as otherwise specifically limited in this Agreement, other transactions which are entered into in the ordinary course of such Person's business on terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arms-length transaction with a Person other than an officer, director or Affiliate.

     (k) Priority Claims. Except as expressly permitted by this Agreement, none of the Indemnitors shall incur, create, assume, suffer or permit to exist, or apply to the Bankruptcy Court for authority to incur, create, assume, suffer or permit to exist, any claim against the Indemnitors or the Collateral to be pari passu with or senior to the super-priority administrative claims of Travelers against the Indemnitors.

     (l)  Payment of Other Indebtedness.

          (a) None of the Indemnitors shall pay any Indebtedness arising prior to the Filing Date except as permitted by this Agreement or consented to by Travelers and as approved by the Bankruptcy Court, but, subject to such approval, if required by this Agreement, the Indemnitors shall pay the obligations required by this Agreement to be paid.

          (b) None of the Indemnitors shall prepay any Indebtedness, except the obligations in accordance with the terms of this Agreement or in connection with any mandatory prepayment provisions set forth in the Credit Facilities or the DIP Financing Order.

     (m) Investment Banking and Finder's Fees. None of the Indemnitors shall pay or agree to pay, or reimburse any other party with respect to, any investment banking or similar or related fee, underwriter's fee, finder's fee, or broker's fee to any Person other than as may be approved by the Bankruptcy Court on motion and notice to Travelers.

     (n)  No Material Pleadings.

          (a) None of the Indemnitors shall file, or consent to the filing by any other Person of, any Material Pleading without the prior written consent of Travelers.

          (b) None of the Indemnitors shall consent to, encourage, support, or assist in any manner to the entry of an order with respect to a Material Pleading filed by any other Person without the prior written consent of Travelers.

     (o) Modification of Contractual Obligations. The Borrower shall not, and shall not permit any of its Subsidiaries to, alter, amend, modify, rescind, terminate or waive any of their respective rights or obligations under, or fail to comply in all material respects with, any of its obligations hereunder or any of its Contractual Obligations arising with respect to any Contract bonded by Travelers that would have a Material Adverse Effect.

     (p) Accounting Changes. None of the Indemnitors shall make any change in accounting treatment and reporting practices or tax reporting treatment, except as required by GAAP or applicable law and disclosed to Travelers.

     (q) Prohibition Regarding Rejection. Without Travelers prior written consent, the Borrower shall not permit any member of the Consolidated Group, including any Indemnitor or member of the Track and Products and Services Group, to reject any Contract pursuant to Section 365 of the Bankruptcy Code or under any plan of reorganization.

Item 57.

EVENTS OF DEFAULT

     (a) Events of Default. An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):

          (a)  Payment or Performance. Any Indemnitor shall:

               (a) default in the payment or performance as provided herein of any obligation on any Contract bonded by Travelers pursuant to any surety bond issued by Travelers or administered by Travelers, whether pursuant to this Agreement or prior to the Closing Date, except when the amount or validity of such obligation is currently being contested in good faith by appropriate proceedings and reserves, if applicable, in conformity with GAAP with respect thereto have been provided on the books of the Consolidated Group, and such default shall continue for five (5) or more Business Days; or

               (b) except as provided herein, breach or abandon any Contract bonded by Travelers pursuant to any surety bond issued or administered by Travelers prior to the Closing Date or pursuant to this Agreement, or reject any Contract pursuant to Section 365 of the Bankruptcy Code or pursuant to a plan of reorganization; or

               (c) fail to comply with the provisions of Section 2.08 hereof within five (5) Business Days after receiving notice from Travelers that a reserve is being posted with respect to a bond; or

               (d) improperly divert Contract funds or the assets of any Indemnitor to the detriment of Contract obligations; or

               (e) default, and such default shall continue for five (5) or more Business Days, in the payment when due of (A) any interest obligation owing under this Agreement, or (B) any premiums, fees or other amounts owing under this Agreement or otherwise in connection herewith; or

          (b) Representations. Any representation, warranty or statement made or deemed to be made herein, or in any statement or certificate delivered or required to be delivered pursuant hereto shall prove untrue in any material respect on the date as of which it was made or deemed to have been made (other than those which are untrue solely as a result of changes permitted by this Agreement); or

          (c) Covenants. Any Indemnitor shall default in the due performance or observance of any material term, covenant, or agreement contained herein when due, or

          (d) Other Credit Documents. Any Indemnitor shall default in the due performance, payment, or observance of any material term, covenant, obligation, or agreement in any of the other Credit Facilities (subject to applicable grace or cure periods, if any) as such term, covenant, obligation, or agreement exists on the Closing Date; or

          (e) Guaranties. Except as to any Indemnitor which is dissolved, released or merged or consolidated out of existence as the result of or in connection with a dissolution, merger or disposition permitted by this Agreement, the guaranty given by any Indemnitor hereunder or any material provision thereof shall cease to be in full force and effect, or any Indemnitor or any Person acting by or on behalf of such Indemnitor shall deny or disaffirm a Subsidiary Indemnitor's obligations hereunder; or

          (f) Judgments. Any member of the Consolidated Group shall fail within 30 days of the date due and payable to pay, bond or otherwise discharge any judgment, settlement or order for the payment of money relating to claims arising after the Filing Date which judgment, settlement or order, when aggregated with all other such judgments, settlements or orders due and unpaid at such time, exceeds $500,000, and which is not stayed on appeal (or for which no motion for stay is pending) or is not otherwise being executed; or

          (g)  Ownership. There shall occur a Change of Control; or

          (h) Reorganization Plan. Any Indemnitor shall file, or shall consent to, encourage, support or assist in any manner with, the filing by any other Person, with the Bankruptcy Court of a reorganization plan in respect of the Borrower or any of its Subsidiaries that, on or before the Maturity Date (or at such other time as Travelers and the Borrower may agree), does not provide that any surety bond issued by Travelers with respect to any member of the Transit Group or the Track and Products and Services Group, whether issued or administered by Travelers prior to the Closing Date or pursuant to this Agreement, shall be collateralized or otherwise assured of satisfaction or payment in an amount and manner acceptable to Travelers; or

          (i) Bankruptcy Cases. Any of the Bankruptcy Cases shall be dismissed or converted to a case under Chapter 7 of the Bankruptcy Code; a trustee under Chapter 7 or Chapter 11 of the Bankruptcy Code shall be appointed in any of the Bankruptcy Cases; or any Indemnitor shall file or support any application for the approval of, or there shall arise, any other claim which is an administrative expense claim having priority over any or all administrative expenses of the kind specified in Sections 503(b) or 507(b) of the Bankruptcy Code; or the Bankruptcy Cases of any two or more members of the Consolidated Group other than Indemnitors in the Transit Group shall be substantively consolidated without Travelers prior consent; or

          (j) Relief to Lien Holders. The Bankruptcy Court shall enter an order granting relief from the automatic stay applicable under section 362 of the Bankruptcy Code permitting foreclosure on any asset of any Indemnitor with a net depreciated book value in excess of $500,000; or

          (k) Appointment of Trustee. An order of the Bankruptcy Court shall be entered in any of the Bankruptcy Cases appointing a trustee or examiner with expanded powers (powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) to operate the Borrower's business or a substantial portion thereof which is not consented to in writing by Travelers; or

          (l) DIP Financing Orders. An order of the Bankruptcy Court which is not consented to in writing by Travelers shall be entered amending, supplementing, staying for a period in excess of five
               (5) days, vacating or otherwise modifying (or having the effect of any of the foregoing with respect to) the Interim DIP Financing Order or the Final DIP Financing Order which is not consented to in writing by Travelers; or

          (m) DIP Financing Final Order. The Final DIP Financing Order, in a form satisfactory to Travelers and containing the provisions outlined herein shall not have been entered by the Bankruptcy Court on or before the expiration of the Interim Period; or

          (n) Order of Bankruptcy Court. An order shall be entered by the Bankruptcy Court confirming a plan of reorganization or liquidation in the Bankruptcy Cases which does not provide that any surety bond issued by Travelers with respect to any member of the Transit Group or the Track and Products and Services Group, whether issued or administered by Travelers prior to the Closing Date or pursuant to this Agreement, shall be collateralized or otherwise assured of satisfaction or payment in an amount and manner acceptable to Travelers on or before the effective date of such plan.

     (b) Acceleration; Remedies. Upon the occurrence and during the continuation of an Event of Default, without further order of, application to, or action by the Bankruptcy Court, Travelers may on five days' written notice to the Borrower terminate the issuance of any further Bonds and declare that all or any portion of the Indemnitors' obligations under the Bonds and this Agreement are immediately due and payable. In addition, subject solely to any requirement of the giving of notice by the terms of the Interim DIP Financing Order or the Final DIP Financing Order, the automatic stay provided in Section 362 of the Bankruptcy Code shall be automatically vacated without further action or order of the Bankruptcy Court, and Travelers shall be entitled to exercise all of its respective rights and remedies under this Agreement and applicable law, including without limitation, any right of exoneration. In the event the Borrower or any Indemnitor shall abandon or default in the payment or performance of any obligation on any Contract bonded by Travelers pursuant to a bond issued by Travelers or administered by Travelers (other than a default arising because the amount or validity of such obligation is currently being contested in good faith by appropriate proceedings and reserves, if applicable, in conformity with GAAP with respect thereto have been provided on the books of the Consolidated Group), any receivable owing on such Contract shall be segregated and held for the satisfaction of the defaulted or abandoned obligation and Travelers, as the case may be. If Borrower or any member of the Transit Group shall abandon or default in the payment or performance of any obligation on any Contract in the Transit Group (including any Specified Contract) bonded by Travelers pursuant to a bond issued by Travelers or administered by Travelers (other than a default arising because the amount or validity of such obligation is currently being contested in good faith by appropriate proceedings and reserves, if applicable, in conformity with GAAP with respect thereto have been provided on the books of the Consolidated Group), Travelers, at its election, may take over such bonded Contract or obligation at any time and complete the contract or obligation itself or with another contractor or obligor, in which case Travelers may have the use of all job site equipment for such purpose with the payment of a reasonable rental to be made first to the Transit Lenders for so long as any indebtedness shall remain outstanding under the Transit Credit Agreement and the Bond Support Credit Agreement, thereafter to the Pre-Petition Agent for so long as any indebtedness shall remain outstanding under the Pre-Petition Credit Agreement, and thereafter to the Borrower. If Borrower or any member of the Track and Products and Services Group shall abandon or default in the payment or performance of any obligation on any Contract in the Track and Products and Services Group bonded by Travelers pursuant to a bond issued by Travelers or administered by Travelers (other than a default arising because the amount or validity of such obligation is currently being contested in good faith by appropriate proceedings and reserves, if applicable, in conformity with GAAP with respect thereto have been provided on the books of the Consolidated Group), Travelers, at its election, may take over such bonded Contract or obligation at any time and complete the contract or obligation itself or with another contractor or obligor, in which case Travelers may have the use of all job site equipment for such purpose with the payment of a reasonable rental to be made first to the Bank Administrative Agent for so long as any indebtedness shall remain outstanding under the TP&S Revolving Credit Agreement, thereafter to the Pre-Petition Agent for so long as any indebtedness shall remain outstanding under the Pre-Petition Credit Agreement, and thereafter to the Borrower. Such reasonable rental shall be determined (a) by agreement between Travelers and the Person to whom the rental is initially payable or (b) if not agreed within thirty (30) days after Travelers has commenced its use of the equipment, by order of the Bankruptcy Court after notice and a hearing, provided that (i) Travelers shall have the right to use the equipment with respect to a bonded Contract at all times after it makes the election to take over such bonded Contract, regardless of whether the rental has been determined, and (ii) Travelers shall not be responsible for the payment of any rental with respect to any time prior to its taking over such bonded Contract.

Item 58.

GUARANTY

     (a) Joint and Several Guaranty. Each Indemnitor hereby guarantees to Travelers the full and punctual payment when due, as well as the performance, of all obligations and agreements of the Borrower hereunder and all obligations and agreements of the other Indemnitors hereunder, including without limitation all obligations and agreements arising from the issuance of any Bond, and including all obligations which would become due but for the operation of the automatic stay pursuant to Section 362 of the Bankruptcy Code and the operation of Sections 502 and 506(b) of the Bankruptcy Code. This guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance of all of such obligations and not of their collectibility only and is in no way conditioned upon any requirement that Travelers first attempt to collect any of such obligations from the Borrower or any Indemnitor or resort to any collateral security or other means of obtaining payment. Should the Borrower or any other Indemnitor default in the payment or performance of any of its obligations or agreements hereunder, the obligations of each Indemnitor hereunder with respect to such obligations and agreements in default shall become immediately due and payable to Travelers, and performable for the benefit of Travelers, without demand or notice of any nature, all of which are expressly waived by each Indemnitor. Payments by the Indemnitors hereunder may be required by Travelers on any number of occasions.

          (a) Each of the obligations of the Indemnitors under this Agreement are joint and several. Travelers is authorized to settle with any one or more of the Indemnitors individually, and without reference to the others, and such settlement shall not bar or prejudice action against or affect the liability of the others, subject only to the limitation that Travelers shall be entitled to no more than a complete satisfaction of the obligations of the Indemnitors to Travelers.

          (b) Each Indemnitor hereby further agrees that, in the case of any extension of time of payment or renewal of any of the obligations owing to Travelers hereunder, the same will be promptly paid in full when due in accordance with the terms of such extension or renewal.

          (c) Notwithstanding any provision to the contrary contained herein, to the extent the obligations of an Indemnitor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state, provincial or Federal law relating to fraudulent conveyances or transfers or the granting of financial assistance) then the obligations of each Indemnitor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether Federal, state or provincial and including, without limitation, the Bankruptcy Code). In such case or otherwise at the request of Travelers, each Indemnitor shall take such action and shall execute and deliver all such further documents required by Travelers to cause the obligations of such Indemnitor to be enforceable to the extent required by this Agreement.

     (b) Obligations Unconditional. The obligations of the Indemnitors under this Section are absolute and unconditional under any and all circumstances. Each Indemnitor agrees that such Indemnitor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Indemnitor for amounts paid under this Article VIII until such time as all of the obligations owing to Travelers hereunder have been paid or otherwise satisfied in full, and all of the Bonds have been released. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Indemnitor hereunder which shall remain absolute and unconditional as described above:

          (a) at any time or from time to time, without notice to any Indemnitor, the time for any performance of or compliance with any of the obligations owed to Travelers hereunder shall be extended, or such performance or compliance shall be waived;

          (b) the maturity of any of the obligations owed to Travelers hereunder shall be accelerated, or any such obligation or this Agreement shall be modified, supplemented, or amended in any respect, or any right arising hereunder or in connection with the issuance of a Bond shall be waived or any other guarantee of any of the Indemnitors shall be released, modified, or exchanged in whole or in part or otherwise dealt with, or there shall be any refinancing, compromise, consolidation or renewal of any such obligation or this Agreement;

          (c) any of the obligations owed to Travelers hereunder shall be determined to be void or voidable or shall be subordinated to the claims of any Person;

          (d) the failure of Travelers to assert any claim or demand or to enforce any right or remedy against any other Indemnitor or any other Person primarily or secondarily liable with respect to any of such obligations; (iv) the addition, substitution or release of any entity or other person primarily or secondarily liable for any Obligation;

          (e) the impairment of any collateral securing any of such obligations, including without limitation the failure to perfect or preserve any rights which Travelers might have in such collateral security or the substitution, exchange, surrender, release, loss or destruction of any such collateral security; and

          (f) any other act or omission which might in any manner or to any extent vary the risk of the Indemnitors or otherwise operate as a release or discharge of the Indemnitors, all of which may be done without notice to the Indemnitors.

To the fullest extent permitted by law, with respect to its obligations hereunder, each Indemnitor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, any requirement that Travelers exhaust any right, power or remedy or proceed against any Person or security, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, and all suretyship defenses generally. To the fullest extent permitted by law, the Indemnitors hereby expressly waive any and all rights or defenses arising by reason of (A) any "one action" or "anti-deficiency" law which would otherwise prevent Travelers from bringing any action, including any claim for a deficiency, or exercising any other right or remedy (including any right of set-off), against the Indemnitors before or after Travelers' commencement or completion of any enforcement action, whether judicially, by exercise of power of sale or otherwise, or (B) any other law which in any other way would otherwise require any election of remedies by Travelers.

     (c) Reinstatement. The obligations of the Indemnitors under this Article VIII shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of any obligation owed to Travelers hereunder is rescinded or must be otherwise restored, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Indemnitor agrees that it will indemnify Travelers on demand for all reasonable costs and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by Travelers in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

     (d) Certain Additional Waivers. Each Indemnitor agrees that such Indemnitor shall have no right of recourse to any security with respect to any obligation owed to Travelers hereunder, except through the exercise of any right of subrogation permitted herein.

     (e) Continuing Guarantee. The guarantee of the Indemnitors in this Article VIII is a continuing guarantee, and shall apply to all obligations owed to Travelers with respect to any Bond issued hereunder whenever arising.

Item 59.

MISCELLANEOUS

     (a) Notices. Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (i) when delivered, (ii) when transmitted via telecopy (or other facsimile device) to the number set out below, (iii) the day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (iv) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address, in the case of the Borrower, the other Indemnitors and Travelers, or at such other address as such party may specify by written notice to the other parties hereto:


          if to the Borrower or any other Indemnitor:

               RailWorks Corporation
               6225 Smith Avenue
               Suite 200
               Baltimore, MD  21209
               Attn:  CFO
               Telephone: (410) 580-6000
               Telecopy:  (410) 580-6099


          with a copy to:

               Willkie Farr & Gallagher
               787 Seventh Avenue
               New York, NY 10019
               Attention:  Leslie Mazza, Esq. and Paul Shalhoub, Esq.
               Telephone:  212-728-8000
               Facsimile:  212-728-8111

               and

               Whiteford, Taylor & Preston
               Seven Saint Paul Street
               Baltimore, MD 21202
               Attention:  Martin T. Fletcher, Esq.
               Telephone:  410-347-8737
               Facsimile:  410-625-7510


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

          if to Travelers:

               Travelers Property Casualty
               One Tower Square
               Hartford, CT 06183-9062
               Attn:  Nicholas Seminara
               Telephone:  (860) 240-2763
               Telecopy:  (860) 277-5722

          with a copy to:

               Bingham Dana LLP
               One State Street
               Hartford, CT  06103
               attn: G. Eric Brunstad, Jr.
               Telephone:  (860) 240-2717
               Telecopy:  (860) 240-2818

     (b) Right of Set-Off. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, Travelers is authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind (all of which rights being hereby expressly waived), to set-off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by Travelers to or for the credit or the account of any Indemnitor against obligations and liabilities of such Person to Travelers, irrespective of whether Travelers shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of Travelers subsequent thereto.

     (c)  Benefit of Agreement.

          (a) Generally. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that, except as expressly provided herein, none of the Indemnitors may assign or transfer any of its interests without prior written consent of Travelers.

          (b) Assignments. Travelers may assign participation of all or a portion of its rights and obligations hereunder to any other surety or co-surety.

     (d) No Waiver; Remedies Cumulative. No failure or delay on the part of Travelers in exercising any right, power or privilege hereunder and no course of dealing between Travelers and any Indemnitor shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which Travelers would otherwise have. No notice to or demand on any Indemnitor in any case shall entitle the Borrower or any Indemnitor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Travelers to any other or further action in any circumstances without notice or demand.

     (e)  Payment of Expenses; Indemnification.

          (a) The Borrower agrees to: (i) pay all reasonable out-of-pocket costs and expenses (A) of Travelers in connection with the negotiation, preparation, execution and delivery, and administration of this Agreement, the Credit Facilities, and other matters related to Travelers' rights and interests with respect to any surety bond that it has issued or any Contract, including the negotiations and preparations undertaken in advance of the commencement of the Bankruptcy Cases (including, without limitation, the reasonable fees and expenses of counsel of Travelers) and any amendment, waiver, or consent relating hereto or thereto, including, but not limited to, any such amendments, waivers or consents resulting from or related to any work-out, renegotiation or restructure relating to the performance by the Indemnitors under this Agreement, (B) of Travelers in connection with the enforcement of this Agreement and any of the obligations of the Indemnitors in connection with the issuance by Travelers of any surety bond under this Agreement or issued or administered by Travelers prior to the Closing Date (including, without limitation, in connection with any such enforcement, the reasonable fees and disbursements of counsel for the Administrative Agent and each of the Lenders), and (C) the representation of Travelers in connection with the Bankruptcy Cases; and (ii) pay all reasonable out-of-pocket costs and expenses of Travelers to monitor and audit the Indemnitors' performance of its obligations hereunder and in connection with any surety bond issued by Travelers hereunder or issued or administered by Travelers prior to the Closing Date.

     (f) Indemnification. The Borrower shall indemnify Travelers and its officers, directors, employees, representatives, counsel, and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of (A) any investigation, litigation or other proceeding (whether or not Travelers is a party thereto) related to the entering into and/or performance of any agreement or obligation hereunder, the issuance of any Bond issued hereunder, or the consummation of any other transactions contemplated hereunder; (B) the presence or Release of any Materials of Environmental Concern at, under or from any Property owned, operated or leased by the Borrower or any of its Subsidiaries, or the failure by the Borrower or any of its Subsidiaries to comply with any Environmental Law (but excluding, in the case of either of clause (A) or (B) above, any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of gross negligence or willful misconduct on the part of the Person to be indemnified).

     (g) Amendments, Waivers and Consents. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Borrower or any Indemnitor therefrom shall in any event be effective unless the same shall be in writing and signed by Travelers, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     (h) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

     (i) Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

     (j) Survival. All indemnities, representations, and warranties set forth herein shall survive the execution and delivery of this Agreement, the issuance of any Bond, and the satisfaction of any obligation owing hereunder.

     (k)  Governing Law; Submission to Jurisdiction; Venue.

          (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND APPLICABLE PROVISIONS OF FEDERAL LAW.

          (b) Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York in New York County or for the Southern District of New York, and, by execution and delivery of this Agreement, each of the Indemnitors hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts, provided that, with respect to any Indemnitor for so long as such Indemnitor is a debtor in a Bankruptcy Case, the proceeding shall be brought in the Bankruptcy Court. Each of the Indemnitors further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set out for notices hereunder, such service to become effective three (3) days after such mailing. Nothing herein shall affect the right of Travelers to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against any Indemnitor in any other jurisdiction.

          (c) Each Indemnitor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to in subsection (a) hereof and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

          (d) TO THE EXTENT PERMITTED BY LAW, TRAVELERS, THE BORROWER AND THE OTHER INDEMNITORS HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     (l) Severability. If any provision of any of this Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

     (m) Entirety. This Agreement, together with any Exhibits and Schedules hereto, represent the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, either oral or written, with respect to the subject matter hereof and thereof.

     (n)  Binding Effect; Termination.

          (a) This Agreement shall become effective at such time on or after the Closing Date when it shall have been executed by the Borrower, the other Indemnitors, and Travelers, and thereafter this Agreement shall be binding upon and inure to the benefit of the Borrower, the Indemnitors, Travelers and their respective successors and assigns.

          (b) The term of this Agreement shall commence on the effective date as provided herein and shall continue until no surety bonds or any other obligations owing hereunder or under any surety bond issued or administered by Travelers shall remain outstanding and unsatisfied.

     (o) Conflict. To the extent of any conflict or inconsistency between any provision of this Agreement, any provision of any other Credit Facility, or the DIP Financing Order, the provisions of the DIP Financing Order shall control.


[SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.


                    RAILWORKS CORPORATION,
                    as Borrower and Indemnitor

                    By:
                        --------------------------------------------------------
                    Name:
                    Title:

                    BREAKING TECHNOLOGY & EQUIPMENT INC.,
                    as Indemnitor

                    By:
                        --------------------------------------------------------
                    Name:
                    Title:

                    HSQ TECHNOLOGY, A CORPORATION,
                    as Indemnitor

                    By:
                        --------------------------------------------------------
                    Name:
                    Title:

                    L.K. COMSTOCK & COMPANY, INC.,
                    as Indemnitor

                    By:
                        --------------------------------------------------------
                    Name:
                    Title:

                    M-TRACK ENTERPRISES, INC.,
                    as Indemnitor

                    By:
                        --------------------------------------------------------
                    Name:
                    Title:

                    RAILWORKS TRANSIT, INC.,
                    as Indemnitor

                    By:
                        --------------------------------------------------------
                    Name:
                    Title:

                    RWKS CONSTRUCTION, INC.,
                    as Indemnitor

                    By:
                        --------------------------------------------------------
                    Name:
                    Title:

                    RAILWORKS TRANSIT SYSTEMS, INC.,
                    as Indemnitor

                    By:
                        --------------------------------------------------------
                    Name:
                    Title:

[TRAVELERS' SIGNATURE ON NEXT PAGE]

                    TRAVELERS CASUALTY & SURETY COMPANY OF AMERICA,


                    By:
                        --------------------------------------------------------
                    Name:
                    Title: